Exhibit 99.1

BioSig’s PURE EP System to be Featured in a Live Patient Case During Annual International Symposium on Ventricular Arrhythmias

Company’s signal processing technology for arrhythmia care to be featured during the event co-hosted by the University of Pennsylvania and The Mount Sinai Hospital

Westport, CT, October 12, 2021 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (NASDAQ: BSGM) ("BioSig" or the "Company"), a medical technology company commercializing an innovative signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that its flagship technology would be featured in a live patient case streamed during the 16th Annual International Symposium on Ventricular Arrhythmias: Pathophysiology & Therapy (“VT 2021”), held virtually on October 15-16, 2021.

VT 2021 has been developed to meet the educational needs of electrophysiologists, cardiologists, and other physicians and associated professionals interested in the pathophysiology and management of ventricular arrhythmias. The event is hosted by the Department of Medicine, Division of Cardiology, University of Pennsylvania Health System in Philadelphia, PA, and the Division of Cardiology, The Mount Sinai Hospital in New York, NY.

“Treatments for ventricular arrhythmias have historically been complex due to the very challenging nature of these conditions. We are focusing on uncovering important additional physiologic information to hopefully improve the ventricular arrhythmia treatments, and we are thrilled to be included in the live case coverage during this year’s VT Symposium that is solely focused on complex cardiac arrhythmias. We want to thank the course directors and the global faculty for opening this important educational event to all stakeholders and look forward to the two days of insightful sessions,” commented Kenneth L. Londoner, Chairman, and CEO of BioSig Technologies, Inc.

For more information about the event, please visit www.vtsymposium.com.

To date, over 70 physicians have completed over 1500 patient cases with the PURE EP™ System across thirteen clinical sites. Clinical data acquired by the PURE EP™ System in a multi-center study at Texas Cardiac Arrhythmia Institute at St. David’s Medical Center, Mayo Clinic Jacksonville and Massachusetts General Hospital was recently published in the Journal of Cardiovascular Electrophysiology and is available electronically with open access via the Wiley Online Library. Study results showed 93% consensus across the blinded reviewers with a 75% overall improvement in intracardiac signal quality and confidence in interpreting PURE EP™ signals over conventional sources.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company's first product, PURE EP™ System, is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording, and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou BioSig Technologies, Inc.
Vice President, Investor Relations

55 Greens Farms Road

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133